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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Emerge Energy Services LP
Southlake, Texas

        We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 24, 2014, relating to the consolidated financial statements of Emerge Energy Services LP appearing in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2013.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Dallas, Texas

June 2, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm